Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                           November 6, 2009
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three months ended October 3, 2009 and September 27, 2008, in thousands of dollars except per share amounts.

                              Three Months Ended         Nine Months Ended
                           October 3,  September 27,  October 3,  September 27,
                              2009         2008          2009         2008

Net sales                 $  854,625    $1,131,691   $2,642,023    $3,125,310


Net earnings attributable
 to Seaboard              $   36,715    $   32,905   $   79,607    $  123,895

Net earnings per common
 share                    $    29.69    $    26.47   $    64.32    $    99.62

Average number of shares
 outstanding               1,236,758     1,243,015    1,237,675     1,243,076


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor-sec.aspx.

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